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EXHIBIT 23.2




CONSENT OF INDEPENDENT ACCOUNTANTS



         We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated July 20, 1999 relating to the consolidated financial statements and financial statement schedule of Hypercom Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        PricewaterhouseCoopers LLP

Phoenix, Arizona

August 20, 2001